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                                                                   EXHIBIT 10.11

                                 CS FIRST BOSTON

               CS First Boston (Hong Kong) Limited                   9/F One Exchange Square
                                                                                   Hong Kong
                                                                   Telephone (852) 2847 0388
                                                                          Telex 66652 CSFBHX
                                                                   Facsimile (852) 2845 2456
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                                                              June 7, 1996
               Lennar Corporation
               Lennar Financial Services, Inc.
               Lennar MBS, Inc.
               Lennar Securities Holdings, Inc.
               LFS Asset Corp.
               730 Northwest 107th Avenue
               Miami, FL 33172

               Dear Sirs:

               CS first Boston (Hong Kong) Limited ("Buyer") hereby agrees to enter into one or more reverse repurchase agreements with Lennar Financial Services, Inc., Lennar MBS, Inc., Lennar Securities Holdings, Inc., or LFS Asset Corp. (each a "Seller") whereby Buyer shall, from time to time, purchase on a specified date commercial mortgage pass-through certificates (the "Securities") and whereby a Seller shall agree to repurchase such Securities on a specified date (each such transaction, a "Transaction"), subject to the terms and conditions set forth herein and in each of four Global Master Repurchase Agreements Dated as of June 4, 1996 (the "Repurchase Agreement"), one of which has previously been executed by each Seller and Buyer. It is acknowledged and agreed that (i) Buyer and Lennar MBS, Inc. shall execute a Transaction with respect to the Securities described in Exhibit A and Buyer and Lennar Securities Holdings, Inc. shall execute two Transactions with respect to the Securities described in Exhibits B and C, all pursuant to the timetable set forth below and (ii) the parties hereto may execute one or more additional Transactions provided that the Securities which are the subject of any proposed Transaction and the terms are acceptable to Buyer in its sole discretion.

                   1. Subject to the terms and conditions hereof and the provisions of the relevant Repurchase Agreement (including, without limitation, the default and early termination provisions hereof and thereof), any and all Transactions will terminate on or before May 29, 1998.

                   2. Prior to the date of the first Transaction, Lennar Corporation shall provide a guarantee. In form and substance acceptable to Buyer, which shall guarantee the obligations of each Seller under any Transaction pursuant to the relevant Repurchase Agreement and this letter, and shall upon Buyer's request provide customary legal opinions as to enforceability.

                   3. The maximum aggregate Purchase Price for all Transactions outstanding with all Sellers at any one time shall not exceed U.S. $150,000,000.

                   4. Prior to the date of the first Transaction, Lennar Corporation shall have paid a fee to Buyer of U.S. $75,000 (i.e., 5 basis points on $150,000,000).

                   5. With respect to the Securities set forth in Exhibits A, B and C, Buyer and Lennar MBS, Inc., and Buyer and Lennar Securities Holdings, Inc., shall execute Transactions, each in

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                                 CS FIRST BOSTON

                        an amount not to exceed U.S. $25,000,000, on June 17, 1996, June 24, 1996, July 1, 1996, respectively. All other Transactions shall be additional Transactions which are entered into by Buyer at its sole discretion.

                    6. Prior to the execution of any Transaction, the relevant Seller shall have provided to Buyer the related prospectus, pooling and servicing agreement, current remittance reports, price/yield tables, and a collateral tape containing property-related information that Buyer, in its sole discretion, deems necessary in determining the Market Value of the Securities, in a form acceptable to Buyer. On a monthly basis, such Seller shall provide to Buyer monthly remittance reports, any material correspondence between such Seller and the respective Master Servicer or Special Servicer, and such property level information that Buyer, in its sole discretion, deems necessary in determining the Market Value of the Securities.

                    7. The price at which the Securities shall be repurchased by any Seller on a Repurchase Date shall equal the Purchase Price plus the Price Differential which has accrued but not been paid as of such Repurchase Date.

                        The Price Differential shall accrue on a daily basis for the Securities and be calculated on an actual/360 day basis. The Price Differential shall be payable monthly in arrears. The Pricing Rate used to calculate the Price Differential shall equal the one-month LIBOR rate set for such payment plus the Fixed Spread (as defined below), and shall initially be set on the Purchase Date of the Transaction.

                        The Fixed Spread for particular Securities which are the subject of a Transaction is set forth below in paragraph 9 and corresponds to the lowest rating (the "Rating") assigned to such Securities by any nationally recognized rating agency that rated the Securities upon their issuance.

                     8. The Buyer's Margin Amount for particular Securities which are the subject of a Transaction is set forth below in paragraph 9 and corresponds to the lowest Rating assigned to such Securities. Paragraph 4(b) of the relevant Repurchase Agreement shall not apply. The relevant Seller shall maintain margin by transferring to Buyer U.S. dollars.

                     9. The Fixed Spread and Buyer's Margin Amount with respect to particular Securities in any particular Transaction is set forth below:

                         Rating         FIXED SPREAD       BUYER'S MARGIN AMOUNT
                         BB or higher  75 basis points             120%

                         B or higher
                         (but less
                         than BB)      90 basis points             120%

                         Unrated or
                         less than B   120 basis points            125%

                    10. In addition to the default and early termination provisions set forth in the relevant Repurchase Agreement, Buyer's commitment to engage in the Transactions referred to herein with all Sellers shall, at the option of Buyer, terminate, and/or all outstanding Transactions with all Sellers shall, at the option of Buyer, terminate (and the Repurchase Date shall be deemed to occur immediately), in the event that:

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                                 CS FIRST BOSTON

                           (a) there shall been a material adverse change in the business or financial condition of Lennar Corporation and/or any Seller, as determined by Buyer in its sole discretion;

                           (b)  the rating of the Securities shall be
                                downgraded, withdrawn, or placed on review for a possible downgrade, by the nationally recognized rating agency that rated the Securities upon their issuance; and

                            (c) either (i) a change of control of Lennar
                                Corporation and/or Seller shall have occurred;
                                (ii) either Steven Saiontz, President of Lennar Financial Services, Inc. and Director of Lennar Corporation or Stuart Miller, President of Lennar Commercial Properties, Inc. and Vice President of Lennar Corporation shall cease to be employed by such entities and functioning in their respective capacities and successors acceptable to Buyer shall not have been employed by such entities and commenced functioning in such capacities;

                        PROVIDED, HOWEVER, if solely an event set forth in Paragraph 10(b) hereof has occurred with respect to a particular Transaction and the related Securities, then Buyer's commitment to engage in the Transactions referred to herein shall continue to be effective and only such particular Transaction shall, at the option of Buyer, terminate (and the Repurchase Date for such Transaction shall be deemed to occur immediately).

                        11. In addition to the default and early termination
                            provisions set forth herein and in the relevant Repurchase Agreement, Buyer shall not be committed to engage in any additional Transactions referred to herein if the Standard & Poors credit rating of Lennar Corporation as of the date hereof shall be downgraded or withdrawn (whether or not the aggregate Purchase Price for all outstanding Transactions with all Sellers at the time of such downgrade or withdrawal equals U.S. $150,000,000); provided, however, at the request of Seller, Buyer shall be obligated to execute one additional Transaction (with respect to any then existing Transaction) with a term of up to 30 days, commencing on the Repurchase Date of such then existing Transaction provided that no other event of default or early termination event provided herein or in the relevant Repurchase Agreement (including, without limitation the events provided in Paragraph 10 hereof) entitles the Buyer to establish an earlier Repurchase Date with respect to such then existing Transaction.

                        12. In the event that Buyer determines that the
                            aggregate Market Value of the Collateral has declined, after sending notice to the relevant Seller of a Margin Deficit, Buyer acknowledges that such Seller may provide to Buyer additional or different information during the period, if any, specified In the relevant Repurchase Agreement prior to which a margin call must be satisfied, which may have been relevant to Buyer's determination. Notwithstanding the foregoing, Buyer shall have no obligation to change its determination of aggregate Market Value and Buyer shall retain all of its rights specified in the relevant Repurchase Agreement.

                         13. Capitalized terms not defined herein have the
                             meanings given to them in the relevant Repurchase Agreement.

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                                 CS FIRST BOSTON

                  14. The governing law provisions set forth in the relevant
                      Repurchase Agreement shall be applicable hereto. Except as otherwise provided herein, the rights and obligations provided pursuant to such Repurchase Agreement shall remain in full force and effect.

              Very truly yours,

              CS FIRST BOSTON (HONG KONG) LIMITED

              By: /s/ Terrence B. Clarke
                  ----------------------
              Name: Terrence B. Clarke
              Title: Vice President
              Legal & Compliance Department

              AGREED AND ACCEPTED:

              LENNAR CORPORATION

              By: /s/ Allan J. Pekor
                  ----------------------
              Name: Allan J. Pekor
              Title: Financial Vice President


              LENNAR FINANCIAL SERVICES, INC.

              By: /s/ Janice Munoz
                  ---------------------
              Name: Janice Munoz
              Title: VP/Treasurer

              LENNAR MBS, INC.

              By: /s/ Janice Munoz
                  ---------------------
              Name: Janice Munoz
              Title: VP/Treasurer

              LENNAR SECURITIES HOLDINGS, INC.

              By: /s/ Allan J. Pekor
                  ----------------------
              Name: Allan J. Pekor
              Title: Financial Vice President

                                 CS FIRST BOSTON

              LFS ASSET CORP.


              By: /s/ Janice Munoz
                  ---------------------
              Name: Janice Munoz
              Title: VP/Treasurer

              ACCEPTED AND AGREED TO SOLELY
              IN ITS CAPACITY AS AGENT

              CS FIRST BOSTON

              By: /s/ Walter P. Fekula
                  ----------------------
              Name:    WALTER P. FEKULA
              Title:  DIRECTOR-CREDIT DEPT.



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
            PSA                                                                                 ISMA
                                                                             INTERNATIONAL SECURITIES MARKET ASSOCIATION
            Public Securities Association
            40 Broad Street, New York, NY 10004-2373                        Rigistrasse 60. P.O. Box 169, CH-8033 Zurich

                                                                                                               VERSION I
                                                                                                 GROSS PAY1NG SECURITIES
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                       GLOBAL MASTER REPURCHASE AGREEMENT
      This agreement is to be used for repos or reverse repos of securities other than equities. U.S. Treasury Instruments Net Paying Securities

                                                       Dated as of JUNE 4, 1996
          Between:

        CS FIRST BOSTON (HONG KONG) LIMITED ("Party A")
          and
        LENNAR FINANCIAL SERVICES, INC. ("Party B")


          1. Applicability
                 From time to time the parties hereto may enter into transactions in which one party ("SELLER") agrees to sell to the other ("Buyer") securities and financial instruments (other than equities, U.S. Treasury instruments and Net Paying Securities) ("SECURITIES") against the payment of the purchase price in money by Buyer to Seller, with a simultaneous agreement by Buyer to sell to Seller securities equivalent to such Securities at a date certain or on demand against the payment of the purchase price in money by Seller to Buyer. Each such transaction shall be referred to herein as a "TRANSACTION" and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

          2. Definitions
                 (a) "ACT OF INSOLVENCY" shall occur with respect to any party hereto upon (i) its making a general assignment for the benefit of, or entering into a reorganization, arrangement, or composition with creditors, or (ii) its admitting in writing its inability to pay its debts as they become due, or (iii) its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property, or (iv) the presentation or filing of a petition in respect of it (other than by the counterparty to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or other insolvency of such party (or any analogous proceeding) or seeking any reorganization, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute law or regulation, such petition (except in the case of a petition for winding-up or any analogous proceeding) not having been stayed or dismissed within 30 days of its filing, or (v) the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such party over all or any material part of such party's property;
                 (B) "ADDITIONAL PURCHASED SECURITIES", Securities transferred by Seller to Buyer pursuant to paragraph 4(a) hereof;
                  (C) "BASE CURRENCY", the currency indicated in Annex I hereto:

                      (d) "BUSINESS DAY", (i)a day other than a Saturday or a
               Sunday on which banks are open for business in London and in the principal financial centre of the country of which the currency in which the Purchase Price and the Repurchase Price are denominated is the official currency (or, in the case of ECU, Brussels) and (ii) in the event that the Transaction is to be settled through CEDEL or Euroclear on a payment against delivery basis, a day on which CEDEL or, as the case may be, Euroclear is open to settle business in the currency in which the Purchase Price and the Repurchase Price are denominated and (iii) in the event that the Transaction is to be settled otherwise than through CEDEL or Euroclear on a payment against delivery basis, a day on which the settlement system through which the Transaction is to be settled is open to settle such Transaction and (iv) where settlement is not being effected through a specific settlement system, a day on which banks are open for business in the place where delivery of the Securities the subject of such Transaction is to be settled;
                      (e) "BUYER'S MARGIN AMOUNT", with respect to any
               Transaction as of any date, the amount obtained by application of a percentage to the Repurchase Price for such Transaction as of such date, such percentage (which may be equal to the percentage that is agreed to for the purposes of Seller's Margin Amount under sub-paragraph (aa) of this paragraph) being a percentage agreed to by Buyer and Seller for this purpose in relation to that Transaction;
                       (f) "CEDEL", Cedel S.A.;
                       (g) "CONFIRMATION" the meaning specified in paragraph
               3(b) hereof;
                       (h) "CONTRACTUAL CURRENCY",- the meaning specified in
               paragraph 7(a) hereof;
                       (i) "DEFAULTING PARTY", the meaning specified in
               paragraph 10 hereof;
                       (j) "DEFAULT MARKET VALUE" in relation to Securities on
               any date (where Seller is the Defaulting Party) the Market value of such Securities on such date; and (where Buyer is the Defaulting Party) the amount it would cost to buy such Securities at the best available offer price therefore (and where different offer prices are available for different delivery dates, such offer price in respect of the earliest available such delivery date) on the most appropriate market on such date together with all broker's fees and commissions, transfer taxes and all other costs, fees and expenses that would be incurred in connection therewith (calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the Transaction), all as determined by Seller; and for these purposes any sum in a currency other than the Contractual Currency For the Transaction in question shall be converted into such Contractual Currency at the Spot Rate;
                       (k) "EQUIVALENT SECURITIES", with respect to a
                Transaction, securities of the same issuer, forming part of the same issue and being of an identical type, nominal value, description and (except where otherwise stated) amount to the Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed the expression shall mean a sum of money equivalent to the proceeds of the redemption;
                       (l) "EUROCLEAR", Morgan Guaranty Trust Company of New York, Brussels Branch, as operator of the Euroclear System;
                       (m) "EVENT OF DEFAULT", the meaning specified in
                paragraph 10 hereof;
                       (n) "INCOME", with respect to any Security at any time,
                all interest, dividends or other distributions thereon;
                       (o) "LIB0R" in relation to any sum in any currency, the
                three-month London Inter Bank Offered Rate in respect of that currency as quoted on Page 3750 on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated for the time being by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates) as of 11.00 a.m., London time, on the date on which it is to be determined;
                        (p) "MARGIN DEFICIT", the meaning specified in paragraph
                4(a) hereof;
                        (q) "MARGIN EXCESS", the meaning specified in paragraph
                4(b) hereof;
                        (r) "MARKET VALUE", with respect to any Securities as of
                any time on any date, the price for such Securities at such time on such date obtained from a generally recognized source agreed to by the parties (and where different prices are obtained for different delivery dates, the price so obtainable for the earliest available such delivery date) (provided that the price of Securities that are suspended shall (for the purposes of paragraph 4 hereof) be nil unless the parties otherwise Agree and (for all other purposes) shall be the price of those Securities as of close of business on the Business Day last preceding the date of suspension) plus the aggregate amount of Income which, as of such date, has accrued but not yet been paid in respect of the

           Securities to the extent not included in such price as of such date, and for these purposes any sum in a currency other than the Contractual Currency for the Transaction in question shall be converted into such Contractual Currency at the Spot Rate;
                  (s) "NET PAYING SECURITIES", Securities in respect of which any interest, dividend or other distribution payable by the issuer to either Seller or buyer is required by law to be paid subject to withholding or deduction for or on account of taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax;
                  (t) "PRICE DIFFERENTIAL", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction (on a 360 day year basis, or 365 day year basis as agreed between the parties for the Transaction) for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of calculation;
                   (u) "PRICING RATE", with respect to any Transaction, the per annum percentage rate for calculation of the Price Differential agrees to by Buyer and Seller in relation to that Transaction;
                   (v) "PURCHASE DATE", with respect to any Transaction, the date on which Purchased Securities are to be sold by Seller to Buyer in relation to that Transaction;
                   (w) "PURCHASE PRICE", (I) on the Purchase Date, the price at which Purchased Securities are sold or are to be sold by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any money paid by Buyer to Seller pursuant to paragraph 4(b) hereof and decreased by the amount of any money paid by Seller to Buyer pursuant to paragraph 4(a) hereof (and for this purpose any amount of money not denominated in the Contractual Currency shall (subject to paragraph (a)) be converted into the Contractual Currency at the Spot Rate);
                   (x) "PURCHASED SECURITIES", with respect to any Transaction, subject to paragraph 8 hereof, the Securities sold or to be sold by Seller to Buyer under that Transaction. With respect to any Transaction the term "PURCHASED SECURITIES" shal1 include Additional Purchased Securities transferred pursuant to paragraph 4(a) and attributed to that Transaction and shall exclude Purchased Securities in respect of which Equivalent Securities have been transferred pursuant to paragraph 4(b);
                   (y) "REPURCHASE DATE", with respect to any Transaction, the date on which Buyer is to sell Equivalent Securities to Seller in relation to that Transaction;
                   (z) "REPURCHASE PRICE", WITH respect to any Transaction and as of any date the sum of the Purchase Price and the Price Differential as of such date (and for this purpose any amount of money not denominated in the Contractual Currency shall (subject to paragraph 7(a)) be converted into the Contractual Currency at the Spot Rate);
                   (aa) "SELLER'S MARGIN AMOUNT", WITH respect to any Transaction as of any date, the amount obtained by application of a percentage to the Repurchase Price, such percentage (which may be equal to the percentage that is agreed to for the purposes of Buyer's Margin Amount under sub-paragraph (e) of this paragraph) being a percentage agreed to by Buyer and Seller for this purpose in relation to that Transaction;
                   (bb) "SPOT RATE", where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree, at the spot rate of exchange quoted by Barclays 8ank PLC in the London interbank market for the sale by it of such second currency against a purchase by it of such first currency;
                   (cc) "TERM", with respect to any Transaction, the interval of time commencing with the Purchase Date and ending with the Repurchase Date; and
                   (dd) "TERMINATION", with respect to any Transaction, refers to the requirement with respect to such Transaction for Buyer to sell Equivalent Securities against payment by Seller of the Repurchase Price in accordance with paragraph 3(d)(ii), and references to a Transaction having a "fixed term or being "terminable upon demand" shall be construed accordingly.

            3. Initiation; Confirmation; Termination
                   (a) A Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller.
                   (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of such Transaction (a "CONFIRMATION").

                    The Confirmation shall describe the Purchased Securities
             (including CUSIP or CINS or other identifying number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand (in which case the Confirmation will say that it is so terminable), (iv) the Pricing Rate applicable to the Transaction, (v) in respect of each party the details of the bank account[s] to which payments to be made hereunder are to be credited, and (vi) any additional terms or conditions of the Transaction not inconsistent with this Agreement and shall be substantially in the form of Annex II hereto or such other form as the parties may agree.

                    The Confirmation relating to a Transaction shall, together with this Agreement, constitute prima facie evidence of the terms agreed between Buyer and Seller for that Transaction, unless specific objection is made with respect to the Confirmation promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail except in the case of those provisions in relation to which the Agreement specifically states that the parties may otherwise agree; and as to those provisions, the Confirmation shall prevail.

                    (c) (i) In the case of on demand Transactions, demand for
             Termination shall be made by Buyer or Seller, by telephone or otherwise and shall provide for Termination to occur after not less than the minimum period as is customarily required for the settlement or delivery of money or Equivalent Securities of the relevant kind.

                     (ii) Termination of a Transaction will be effected, in the case of on demand Transactions, on the date specified for Termination in such demand, and, in the case of fixed term Transactions on the date fixed for Termination.

                     (d) (i) On the Purchase Date for a Transaction, the
             Purchased Securities shall be transferred to Buyer or its agent against the payment of the Purchase Price to Seller.

                     (ii) Termination of a Transaction will be effected on the
             Repurchase Date by transfer to Seller or its agent of Equivalent Securities against the payment by the Seller of the Repurchase Price (less any amount then payable and unpaid by Buyer to Seller pursuant to paragraph 5 hereof).

             4.  Margin Maintenance
                     (a) If at any time the aggregate Market Value of all
             Purchased Securities then subject to any Transaction in which a particular party hereto is acting as Buyer is less than the aggregate of the Buyer's Margin Amounts for all such Transactions (the difference between such amounts being a "MARGIN DEFICIT"), then Buyer may by notice to Seller in such Transactions require Seller to pay money or, at Seller's option, to transfer additional Securities reasonably acceptable to Buyer ("ADDITIONAL PURCHASED SECURITIES"), so that the aggregate Market Value of the Purchase Securities, including any such Additional Purchased Securities. will thereupon equal or exceed an amount which equals the aggregate of the Buyer's Margin Amounts for all such Transactions less the amount of the Margin Deficit (if any) as of such date in respect of all the Transactions in which such Buyer is acting as Seller. For the purposes of this calculation all sums not denominated in the Base Currency shall be converted into the Base Currency on the relevant date at the Spot Rate.
                     (b) If at any time the aggregate Market Value of all
              Purchase Securities then subject to any Transaction in which a particular party hereto is acting as Seller exceeds the aggregate of the Seller's Margin amounts for all such Transactions (the difference between such amounts being "Margin Excess"), then Seller may by notice to Buyer in such Transactions require Buyer to pay money or, at Buyer's option, to transfer Equivalent Securities to Seller in an amount such that the aggregate Market Value of all Purchased Securities will thereupon not exceed an amount which equals the aggregate of the Seller's Margin Amounts for allsuch Transactions plus the amount of the Margin Excess (If any) as of such date in respect of all the Transactions in which such Seller is acting as Buyer. For the purposes of this calculation all sums not denominated in the Base Currency shall be converted into the Base Currency on the relevant date at the Spot Rate.
                      (c) Any money paid or Securities transferred pursuant to
              this paragraph shall be attributed as between all the different Transactions then outstanding as shall be agreed upon by Buyer and Seller and, failing such agreement, as determined by the party receiving such money or Securities. Any money paid shall be paid in the currency agreed therefor between Buyer and Seller and failing such agreement in the Base Currency.
                      (d) The parties may agree, with respect to any or ail
               Transactions, that their respective rights under sub-paragraphs
               (a) and (b) of this paragraph may be exercised only where a Margin Deficit or a Margin Excess exceeds an agreed amount or an agreed percentage of the aggregate of the Repurchase Prices of the relevant Transactions.

                (e) The parties may agree that their respective rights under sub-paragraphs (a) and (b) of this paragraph (to require the elimination of a Margin Deficit or a Margin Excess, as the case may be) may be exercised in respect of an individual Transaction whenever & Margin Deficit or Margin Excess (calculated on the basis that Transaction is the only Transaction then outstanding) exists with respect to it.

                (f) Where the Seller or Buyer becomes obliged under either of sub-paragraph (a) or (b) of this paragraph to pay money or to transfer Securities or Equivalent Securities, it shall pay or transfer the same within the minimum period specified in Annex I or, if no period is there specified, such minimum period as is customarily required for the settlement or delivery of money, Securities or Equivalent Securities of the relevant kind.

         5. Income Payments
                Unless otherwise agreed, where a particular Transaction's Term extends over an Income payment date in respect of any Securities subject to that Transaction, Buyer shall on the date such Income is paid transfer to or credit to the account of Seller an amount equal to (and in the same currency as) such Income payment or payments.

         6. Payment and Transfer
                (a) Unless otherwise agreed, all money paid hereunder shall be in immediately available, freely convertible funds of the relevant currency. All Securities transferred hereunder (i) shall be in suitable form for transfer and shall be accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee party may reasonably request, or (ii) shall be transferred through the book entry system of Euroclear or CEDEL, or (iii) shall be transferred through any other agreed securities clearance system, or (iv) shall be transferred by any other method mutually acceptable to Seller and Buyer.
                (b) Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted.
                (c) Unless otherwise agreed in writing between the parties, under each Transaction transfer of Purchased Securities by Seller and payment of Purchase Price payable by Buyer against the transfer of such Purchased Securities shall be made simultaneously and transfer of Equivalent Securities by Buyer and payment of Repurchase Price payable by Seller against the transfer of such Equivalent Securities shall be made simultaneously.
                (d) In the case of any Transaction where, pursuant to the provisions of this Agreement, a party performs an obligation to transfer Securities or to pay money at a time when the other party, in accordance with this Agreement, is required to perform an obligation to pay money or transfer Securities simultaneously with the performance of the first party's obligation but, nevertheless, the second party's obligation is not performed simultaneously, the second party shall hold on trust for the first party any assets (including money or Securities) that it receives from the first party prior to the performance of its own obligation being completed provided always that the second party shall be at liberty to dispose of any such assets to the extent such disposal occurs in the ordinary course of its business and provided further that any such trust shall terminate upon the completion of the performance of the aforesaid obligations of the second party or disposal of such assets whichever shall first occur.
                (e) Subject to and without prejudice to the provisions of sub-paragraph 6(c), either party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities and money waive in relation to any Transaction its rights under this Agreement to receive simultaneous transfer and/or payment provided that transfer and/or payment shall. notwithstanding such waiver, be made on the Same day and provided also that no such waiver in respect of one Transaction shall affect, or bind it in respect of, any other Transaction.
                 (f) The parties shall execute and deliver all necessary documents and take all necessary steps to procure that all right, title and interest in any Purchased Securities and any Equivalent Securities shall pass to the party to which transfer is being made upon transfer of the same in accordance with this Agreement, free from all liens, claims, charges and encumbrances.

                 (g) Notwithstanding the use of expressions such as "Repurchase Date", "Repurchase Price", "Margin", "Margin Excess" and Margin Deficit which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, all right, title and interest in and to Securities and money transferred or paid under this Agreement Shall pass to the transferee upon transfer or payment (subject to the trust provided for in paragraph 6(d) of this Agreement), the obligation of the party receiving Purchased Securities being an obligation to transfer Equivalent Securities. For the avoidance of doubt all right, title and interest in and to Securities and money transferred or paid pursuant to paragraphs 4(a) and (b) shall pass in like manner.
                   (h) Time shall be of the essence in this Agreement.
                   (i) Subject to paragraph 10 hereof, all amounts in the same currency payable by each party to the other under any Transaction or hereunder on the same date shall be combined in a single calculation of a net amount payable by one party to the other.
                   (j) Subject to paragraph 10 hereof, all Securities of the
            same issue, denomination, currency and series, transferable by each party to the other under any transaction or hereunder on the same date shall be combined in a single calculation of a net quantity of Securities transferable by one party to the other.

            7. Contractual Currency
                   (a) All the payments made in respect of the Purchase Price or the Repurchase Price of any Transaction shall be made in the currency of the Purchase Price (the "CONTRACTUAL CURRENCY") save as provided in paragraph 10(b)(ii). Notwithstanding the foregoing, the payee of any money may, at its option, accept tender thereof in any other currency, provided, however, that, to the extent permitted by applicable law. the obligation of the payer to pay Such money will be discharged only to the extent of the amount of original currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery on the second Business Day following its receipt of such currency.
                   (b) If for any reason the amount in the original currency
            received by a party, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the original currency, Falls short of the amount in the original currency due and payable, the party required to make the payment will, as a separate and independent obligation, to the extent permitted by applicable law, immediately transfer such additional amount in the original currency as may be necessary to compensate for the shortfall.
                    (c} If for any reason the amount in the original currency
            received by a party exceeds the amount of the original currency due and payable, the party, receiving the transfer will refund promptly the amount of such excess.

             8. Substitution
                    In relation to any Transaction, at any time between the
            Purchase Date and the Repurchase Date Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities, provided, however, that such substitute Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted as at the date of substitution. Such substitution shall be made by transfer to Buyer of such other Securities and simultaneous transfer to Seller of the relevant amount of Equivalent Securities in respect of the Purchased Securities being substituted. Where ether or both of such transfers is or are settled on a payment against delivery basis the parties shall make such payments as between each other as will ensure that the aggregate amount paid by each party equals the aggregate amount received by it. After substitution, the substituted Securities shall be deemed to be Purchased Securities and the original Purchased Securities so substituted shall cease to be Purchased Securities.

             9. Representations
                    Each party represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in this Agreement and the Transactions contemplated hereunder as principal, (iii) the person signing this Agreement on its behalf is, and any person representing it in entering into a Transaction will have been, duly authorized to do so on its behalf,
             (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions contemplated hereunder and such authorizations are in full force and effect, (v) the execution, delivery and performance of this Agreement and the Transactions contemplated hereunder will not violate any law, ordinance, charter. by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected, (vi) it has satisfied itself and will continue to satisfy itself as to the tax implications, if any, of the Transactions contemplated hereunder, (vii) when acting as Seller, at the time of transfer to the Buyer of any Purchased Securities it will have the full and unqualified right to make such transfer and that upon such transfer of Purchased Securities the Buyer will receive the same free and clear of any lien, claim, charge or encumbrance, (viii) when acting as Buyer, at the time of transfer to the Seller of any Equivalent Securities it will have the full and unqualified right to make such transfer and that upon such transfer of Equivalent Securities the Seller will receive the same free and clear of any lien, claim, charge or encumbrance and (ix) when acting as Seller, the paying and collecting arrangements applied in relation to any Purchased Securities prior to their transfer to the Buyer will not have resulted in the payment of any Income to the Seller in respect of such Purchased Securities under deduction or withholding for or on account of UK tax. On the date on which any Transaction is entered into pursuant hereto, and on each day on which Securities or Equivalent Securities are to be transferred under any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it. For the avoidance of doubt and notwithstanding any arrangements which the Seller or the Buyer may have with any third party, each party will be liable as a principal for its obligations under this Agreement and each Transaction.

  10. Events of Default
         If any of the following events (each an "Event of Default") occurs in relation to either party (the "Defaulting Party", the other party being the "Non-defaulting Party") whether acting as Seller or Buyer (i) Buyer fails to pay the Purchase Price or Seller fan's to deliver Securities upon the applicable Purchase Dale or Seller fan's to pay the Repurchase Price or Buyer fan's to deliver Equivalent Securities upon the applicable Repurchase Date, and the non-Defaulting Party serves written notice on the Defaulting Party, or
  (ii) Seller or Buyer fails. after one Business Day's written notice, to comply with paragraph 4 hereof, and the non-Defaulting Party serves written notice on the Defaulting Party, or (iii) Buyer fan's to comply with paragraph S hereof, and the non-Defaulting Party serves written notice on the Defaulting Party, or
  (iv) an Act of Insolvency occurs with respect to Seller or Buyer and (except in the case of an Act of Insolvency which is the presentation of a petition for winding-up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the non-Defaulting Party serves notice on the Defaulting Party, or (v) any representations made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the non-Defaulting Party serves written notice on the Defaulting Party, or (vi) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder and/or in respect of any Transaction and the non-Defaulting Party serves written notice on the Defaulting Party, or (vii) Seller or Buyer shall be suspended or expelled from membership of or participation in any securities exchange or association or other self regulating organization, or suspended from dealing in securities by any government agency, or any of the assets of either of them or the assets of investors held by these or to their order shall be transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation and the non-Defaulting Party serves notice on the Defaulting Party, or (viii) Seller or Buyer shall fail to perform any other of its obligations hereunder and shall not remedy such failure within 30 days after the non-Defaulting Party serves written notice relating to such failure on it; then:
                (a) the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur,
                (b) (i) the Default Market Value of the Equivalent Securities to be transferred and the Repurchase Prices to be paid by each party shall be established by the non-Defaulting Party for all Transactions as at the Repurchase Date; and
                    (ii) on the basis of the sums so established an account shall be taken (as at the Repurchase Date) of what is due from each party to the other under this Agreement (on the basis that each party's claim against the other in respect of the transfer to it of Equivalent Securities under this Agreement equals the Default Market Value therefor) and the sums due from one party shall be set-off against the sums due from the other and only the balance of the account shall be payable (by the party having the claim valued at the lower amount pursuant to the foregoing) and such balance shall be due and payable on the Repurchase Date For the purposes of this calculation. all sums not denominated in the Base Currency shall be converted into the Base Currency on the relevant date at the Spot Rate; and
                    (iii) interest shall accrue (as well after as before judgement) on any sum payable by the Defaulting Party to the non-Defaulting Party under this sub-paragraph 10(b) at LIBOR on a day to day basis from the date on which such sum becomes due and payable to the date of payment:

                (c) the Defaulting Party shall be liable to the non-Defaulting Party for the amount of all reasonable legal and other expenses incurred by the non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at LIBOR or (in the case of an expense attributable to a particular Transaction, and if greater than LIBOR) the Pricing Rate for the relevant Transaction; and
                (d) the non-Defaulting Party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

  Each party shall immediately notify the other if an Event of Default occurs in relation to it.

  11. Withholding of Payment or Delivery
         Without prejudice to the provisions of paragraph 10 hereof, in the case of transfers to be made otherwise than on a payment against delivery basis, neither party shall be obliged on any Repurchase Date to transfer Equivalent Securities or to pay the Repurchase Price to the other in respect of a particular Transaction unless it is satisfied that the other party will pay or deliver to it on such date the Repurchase Price or, as the case may be, the relevant Equivalent Securities. If it is not so satisfied it shall by not later than the time, if any, specified in Annex I notify the other party sad request assurances of that other party's ability to make such delivery or payment to it, as the case may be, and unless the other party gives such assurances which are reasonably adequate to the notifying party, the notifying party shall (provided ;t is itself in a position, and willing, to perform its own obligations) be entitled to withhold delivery or payment to the other party (but where it exercises such entitlement it shall immediately give notice thereof to the other party) and in this event the procedures set out in paragraph 10(b) hereof shall have effect and be applied (on the basis that such other party is the Defaulting Party) but only in relation to the particular Transaction in question and for this purpose the Contractual Currency of that Transaction shall be treated as the 3ase Currency.

   12. Interest
          Without prejudice to the provisions of paragraph 10 hereof and to the extent permitted by applicable law, if any sum of money payable hereunder or under any Transaction is not paid when due, interest shall accrue on such unpaid sum as a separate debt at the greater of the Pricing Rate for the Transaction to which such sum relates (where such sum is referable to s Transaction) and LIBOR on a 360 day year basis, or a 365 day year basis, as shall have been agreed for this purpose, for the actual number of days during the period from and including the date on which payment was due to, but excluding, the date of payment.

   13. Single Agreement
          Buyer and Seller acknowledge that, and have entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been mate in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, sad that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder. and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder.

   14. Notices and Other Communications
          Unless another address has been specified in writing by the party to whom any notice or other communication is to be given hereunder, all such notices or other communications shall be in writing in the English language and shall be delivered personally or sent by mail (first class mail in the UK and by air mail if overseas) or by telex or by telefax. and delivered at the respective addresses set forth in Annex III hereto or to such other person, address, telex number or telefax number as either party may specify by notice in writing to the other.

           In the absence of evidence of earlier receipt, any notice or other communication shall be deemed to have been duly given:--

                  (a) if delivered personally, when left at the address referred to above
                  (b) if sent by mail other than air mail, two days after
                      posting it:
                  (c) if sent by air mail. six days after posting it;

                   (d) if sent by telex, when the proper answer-back is
                       received; and
                   (e) if sent by facsimile transmission, on the date that
                       transmission is received by a responsible employee of the recipient in legible form, it being agreed that the burden of proving receipt will be on thc sender and will not be met by a transmission report generated by the sender's facsimile machine

            15. Entire Agreement; Severability
                   This Agreement shall supersede any existing agreements
            between the parties containing general terms and conditions for Transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

            16. Non-assignability; Termination of Agreement
                   The rights and obligations of the parties under this
            Agreement and under any Transaction shall not be assigned. charged or otherwise dealt with by either party without the prior written consent of the other party. Subject to thc foregoing, this Agreement and any Transactions shall be binding upon ant shall inure to the benefit of the parties and their respective successors and assigns.
                   This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall. notwithstanding such notice, remain applicable to any Transactions then outstanding.
                   All remedies hereunder shall survive Termination in respect of the relevant Transaction and termination of this Agreement.

            17.  Governing Law
                   This Agreement shall be governed by and construed in
            accordance with the laws of England. Buyer and Seller hereby irrevocably submit for all purposes of or in connection with this Agreement and each Transaction to the jurisdiction of the Courts of England.
                   Party A hereby appoints the person identified in Annex [V
            hereto as its agent to receive on its behalf service of process in such courts. Party A shall promptly appoint, and notify Party B of the identity of, a new agent in England if such agent ceases to be its agent.
                    Party B hereby appoints the person identified in Annex V
            hereto as its agent to receive on its behalf service of process in such courts. Party B shall promptly appoint, and notify Party A of the identity of, a new agent in England if such agent ceases to be its agent.
                   Nothing in this paragraph shall limit the right of any party to take proceedings in the courts of any other country of competent jurisdiction.

            18. No Waivers, Etc
                   No express or implied waiver of any Event of default by
            either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give & notice pursuant to sub-paragraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

             19. Waiver of Immunity
                   Each party hereto hereby waives, to the fullest extent
            permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise h entitled in any action or proceeding in the Courts of

              England or of any other country or jurisdiction. relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.


              CS FIRST BOSTON (HONG KONG) LIMITED         LENNAR FINANCIAL SERVICES, INC.

              By /s/ Terrence B. Clarke                   By /s/ Janice Munoz
                 --------------------------------            ----------------------------
              Title Terrence B. Clarke                    Title VP/Treasurer
                    Vice President

              Date June 22, 1996                          Date 6/13/96

                                     ANNEX I

                        Supplemental Terms or Conditions

       Paragraph references are to paragraphs in the Agreement.

       1. The following elections shall apply:

           (a) paragraph 2(c). The Base Currency shall be: U.S. Dollars.

                  (i) for the purposes of paragraph 4 hereof, U.S. Dollars.

                  (ii) for the purposes of paragraph 10 hereof, where the Defaulting Party is Party A, U.S. Dollars and where the Defaulting Party is Party B, U.S. Dollars or the currency of incorporation of Party A.

           (b) paragraph 2(r). The pricing source for calculation of Market Value shall be Telerate, Reuters or Bloomberg.

           (c) paragraph 2(bb). Spot Rate: If applicable, to be as defined in paragraph 2(bb) or as is otherwise agreed by the parties hereto.

           (d) paragraph 3(b). Both Seller and Buyer to deliver a Confirmation in respect of each Transaction.

           (e) paragraph 4(c). Attribution to Transactions of money or Securities transferred under margin maintenance provisions will be as mutually agreed upon by both parties at the time of each Transaction.

           (f) paragraph 4(e). Margin maintenance provisions to apply on a net aggregate basis.

           (g) paragraph 4(f). Delivery period for margin calls to be standard practice in the principal financial center of the country of which the currency in which the Purchase Price and Repurchase Price are denominated in the official currency.

           (h) paragraph 11. Latest time, if any, for issue of request for assurance under paragraph 11 to be: twenty-four hours (24) London time.

           (i) paragraph 12. Interest calculated on a basis according to the agreed terms of the transaction and specified in the Confirmation and if not so specified on an actual/360 basis.

       2. The following Supplement Terms and Conditions shall apply:

           Pursuant to the terms of Paragraph 1 of the Global Master Repurchase Agreement (the "Agreement"), Buyer and Seller agree to be governed by the Supplemental Terms and Conditions stated herein. To the extent that any provisions in these Supplemental Terms and Conditions are in conflict with provisions contained in the Agreement the provisions of these Supplemental Terms and Conditions shall prevail.

                                     11 - a

      1. All Transactions under the Agreement shall constitute sales and purchases of Securities. Notwithstanding any other language to the contrary, this Agreement will constitute a Securities Lending Agreement under Internal Revenue Code Section 1058 for U.S. Federal income tax purposes. As such, any reference to "sell", "payment", or any derivation thereof, shall be replaced with the word "transfer". For the avoidance of doubt, absolute title to all Purchased Securities shall pass to the Buyer and nothing in this Agreement shall prevent the Buyer from engaging in transactions with the Purchased Securities but no such transaction shall relieve the Buyer of its obligations to deliver Equivalent Securities to the Seller pursuant to this Agreement, or of the Buyer's obligations under Paragraph 5 hereof (as amended by Paragraph 5 of these Supplemental Terms and Conditions).

       2. Paragraph I is amended by deleting the words "at a date certain or" in the first sentence thereof.

       3. The last sentence of Paragraph 3(b) of the Agreement is amended to read as follows:

                 "In the event of any conflict between the terms of such Confirmation and this Agreement, such Confirmation shall prevail."

       4. Paragraph 3(c)(i) is amended by adding the words "but under no circumstances shall such notice exceed 5 business days" after the word "kind". Paragraph 3(c)(ii) is amended by deleting the words "and, in the case of fixed term Transactions on the date fixed for Termination".

       5. Income payments on the Securities subject to Transactions under the Agreement pursuant to Paragraph 6(b) shall be treated as follows:

            (1) DEDUCTION OR WITHHOLDING FOR TAX

                   Each party agrees to be liable to the relevant taxing authority for the full amount of any Taxes required by governing law to be deducted or withheld from payments or distributions of income that the party receives from the issuer of the Securities ("Income Payments"). AU payments made by one party to the other party in respect of any Transaction pursuant to this Agreement, including any Income Payments payable by the Buyer to the Seller, shall be made free and clear of, and without any, withholding or deduction for or on account of any Taxes, unless such withholding or deduction is required by any applicable law, as modified by the practice of any relevant governmental revenue authority. If such withholding or deduction is so required, then the payor shall (i) promptly notify the payee of such requirement, (ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon learning that such deduction or withholding is required (iii) promptly forward to the payee an official receipt (or certified copy), or other such documentation, evidencing such payment to such authorities, and (iv) pay to the payee such additional amounts as are necessary to yield and remit to the payee an amount which, after deduction of all Taxes (including any Taxes imposed on the additional amounts) so withheld or deducted, equals the full amount that the payee would have received had no such withholding or deduction been required; provided, however, that in no event will Seller be entitled to receive any amount in respect of any Income Payment greater than Seller would have received had it not entered into the relevant Transaction. If (i) the payor fails to timely remit the appropriate amount to the relevant governmental revenue authority in respect of any amount that the payor is required to withhold or deduct from any payment to the payee, and (ii) a liability for such amount is assessed directly against the payee, then the payor shall in addition to its liability to pay additional amounts to the payee pursuant to the preceding sentence, be liable to the payee for any interest or penalties that are thereby imposed upon the

                                     11 - b
                   payee by reason of such failure by the payor. In the event of the Buyer failing to remit, either directly or through its agent, the full amount owing to the Seller pursuant to this Agreement, the Buyer hereby undertakes to pay interest to the Seller (upon demand) on the amount due and outstanding at the rate of the LIBOR Rate as it fluctuates from day to day plus 1%. Such sum shall accrue daily commencing on and inclusive of the third Business Day after the relevant payment date, unless otherwise agreed between the Parties.

             (2) TAX COVENANTS
                    (A) Party A agrees to complete accurately and in a manner reasonably satisfactory to Party B, and to execute and deliver to Party B, a United States Internal Revenue Service Form W-8 and a United States Internal Revenue Service Form 1001, or any successor forms,
                           (i) upon the execution of this Agreement, (ii) promptly, upon reasonable demand by Party B, and
                           (iii) promptly, upon learning that any such form previously provided by Party A has become obsolete or incorrect;

                    (B) Party A agrees to complete accurately and in a manner reasonably satisfactory to Party B, and to execute and deliver to Party B, a United States Internal Revenue Service Form 4224, or any successor form, in respect of any payments received or to be received by Party A in connection with this Agreement that are effectively connected or otherwise attributable to its conduct of a trade or business in the United States (i) before the first date on which any such payment is or may be so connected or attributable,
                           (ii) promptly, upon reasonable demand by Party B, and
                           (iii) promptly, upon learning that any such form previously provided has become obsolete or incorrect; and

                    (C) Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, arrange for any required certification of, and deliver to the other party or such government or taxing authority as the other party directs, any form or document that may be required or reasonably requested in order to assist or enable the other party to secure the benefit of any available exemption or relief from any deduction or withholding on account of any Tax or, if there is no available exemption or relief as aforesaid, to secure the benefit of any reduced rate of deduction or withholding, in respect of any payment under this Agreement, promptly upon the earlier of: (I) reasonable demand by the other party, and (ii) learning that the form or document is so required.

                    For purposes of subparagraph 6(b)(1) of this Agreement, Seller's failure to comply with or perform any tax covenant provided for hereunder will terminate Buyer's obligation to pay any additional amount to Seller to the extent such additional amount would not be required to be paid but for such failure.

             (3) EARLY TERMINATION DUE TO TAX EVENT

                    In the event a Tax Event occurs with respect to a party to this Agreement, at the option of such party (exercised by written notice to the other party, such notice being treated as a demand pursuant to paragraph 3(c) of this Agreement), the Repurchase Date for the Transaction with respect to which the Tax Event occurred shall be immediately deemed to occur and such Repurchase Date shall be treated as the date of determination for purposes of calculating the Repurchase Price.
                                     11 - c

                The occurrence with respect to either party of any of the following events will constitute a Tax Event for purposes of this subparagraph:

                 (A) the party shall be required on the next succeeding payment date to pay to the other party an additional amount under subparagraph 6(b)(1) as a result of a Change in Tax Law;

                 (B) there is a substantial likelihood that the party will be required on the next succeeding payment date to pay to the other party an additional amount under subparagraph 6(b)(1) and such substantial likelihood results from an action taken by a taxing authority or court of competent jurisdiction, on or after the date on which such Transaction was entered into (regardless of whether such action was taken or brought with respect to a party to this
                        Agreement); or

                 (C) the party will be required on the next succeeding payment date to pay to the other party an additional amount under subparagraph 6(b)(1) as a result of a consolidation, amalgamation, merger or transfer of substantially all of the assets of such other party by such other party.

           (4)   STAMP TAX

                 Each party agrees that it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or is considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (a "Stamp Tax jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or h respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party. Notwithstanding the foregoing if a party becomes a Defaulting Party under this Agreement, then such party agrees to indemnify the other party for any Stamp Taxes imposed upon such other party by reason of such other party's enforcement and protection, as a result of such other default, of its rights under this Agreement or any related credit support document.

            (5)   DEFINITIONS

                  (A) "Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or h the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

                  (B) "Law" includes any treaty, law, rule or regulation (as modified, h the case of tax matters, by the practice of any relevant governmental revenue authority either generally or with respect to a party to this Agreement) and "Change in Tax Law" shall be construed accordingly.

                  (C) "Stamp Tax" means any stamp, registration, documentation or similar tax.

                  (D) "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any government or other taxing authority in respect of any payment under this Agreement.

                                     11 - d

       6. Notwithstanding any provision contained in this Agreement or in any additional terms or conditions contained in the Confirmation relating to any Transaction, Transactions in Securities shall be effected only if the Securities are (i) not listed h Hong Kong, (ii) not Hong Kong stock which is unlisted in Hong Kong, and (iii) in the event that Party B is a UK person or entity, are "securities" as defined in Section 710 of the United Kingdom Income and Corporations Taxes Act 1988.

        7. In the event that Party B is a U.S. person or entity not registered as a broker-dealer in the U.S.:

            a. Each Transaction made under the Agreement shall be confirmed by CS First Boston Corporation ("First Boston") as Agent for Buyer and Seller on Purchase Date by authenticated telecommunication and in writing, h accordance with Paragraph 3(b).

            b. Notwithstanding the provisions of Paragraph 17, in those instances where a provision or term of this Agreement, these Supplemental Terms and Conditions, or any Confirmation expressly refers to statutes, regulations or laws of the United States or of any state thereof, such provision or term shall be construed in accordance with the applicable provision of the laws of the State of New York.

            c. Notwithstanding anything to the contrary contained in the Agreement, any Confirmation or any other agreements or instruments delivered in connection with any Transaction hereunder

                 (i) First Boston, as a broker-dealer registered with the U.S. Securities and Exchange Commission ("SEC"), will arrange, as Agent for each of Buyer and Seller, each Transaction to be entered into pursuant to this Agreement h accordance with Rule l5a-6 promulgated under the Securities Exchange Act of 1934 (the
                       "Exchange Act). As Agent, first Boston will be responsible for (i) effecting and settling all such Transactions in compliance with said Rule 15a-6, (ii) issuing all required confirmations and statements to Buyer and Seller in compliance with Rule 15c3-1 under the Exchange Act, (iii) maintaining books and records relating to such Transactions as required by Rules 17a-3 and 17a-4 under the Exchange Act, and (iv) if requested by Buyer or Seller, receiving, delivering, and safeguarding such party's funds and securities in connection with such Transactions in compliance with Rule 15c3-3 under the Exchange Act.

                 (ii) First Boston is participating in each Transaction solely as Agent for Buyer and Seller. first Boston shall have no responsibility or personal liability to Buyer and Seller arising from any failure of Buyer or Seller to pay or perform any obligation hereunder, including without limitation, any obligation to maintain margin. Each of Buyer and Seller agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of any Transaction or otherwise hereunder. first Boston shall otherwise have no liability in respect of this Agreement or any Transaction, except that First Boston shall be liable for its gross negligence or willful misconduct, or its failure to comply with applicable U.S. securities laws and regulations, in performing its cubes as Agent hereunder.

        8. The first sentence of Paragraph 9 is amended by deleting the words "and (ix) when acting as Seller, the paying and collecting arrangements applied in relation to any Purchased Securities prior to their transfer to the Buyer will not have resulted in the payment of any Income to the Seller in respect of such Purchased Securities under deduction or withholding for or on account of U.K. tax".

                                     11 - e

        9. The second subparagraph of Paragraph 16 is amended by inserting the words "of not more than 5 days" after the words "written notice".

        CS FIRST BOSTON (HONG KONG)             LENNAR FINANCIAL SERVICES, INC.
        LIMITED

        By /s/ Terrence B. Clarke               By: Janice Munoz
           -----------------------------            ----------------------
        Name: Terrence B. Clarke                Name: Janice Munoz
        Title: Vice President                   Title: VP/Treasurer
               Legal & Compliance Department

         ACCEPTED AND AGREED TO SOLELY
         IN ITS CAPACITY AS AGENT:

         CS FIRST BOSTON CORPORATION


         By: /s/ Patricia H. Brady
             ---------------------------
         Name:    PATRICIA H. BRADY
         Title:       DIRECTOR

                                     11 - f

                                    ANNEX II
                              Form of Confirmation

              To: ___________________________

              From: _________________________

              Date: _________________________

              Subject: Repurchase Transaction
                         (Reference Number:                     )

              Dear Sirs,

                     The purpose of this [letter]/[facsimile]/[telex] is to set forth the terms and conditions of the above repurchase transaction entered into between us on the Contract Date referred to below.

                     This confirmation supplements and Corms pan of and is
              subject to the Global Master Repurchase Agreement as entered into
              between us as of                       as the same may be amended
              from time to time (the "AGREEMENT"). All provisions contained in the Agreement govern this confirmation except as expressly modified below. Words and phrases defined in the Agreement and used in this confirmation shall have the same meaning herein as in the Agreement.

                1. Contract Date:

                2. Purchase Securities:

                3. CUSIP, CINS or other identifying number:

                4. Buyer:

                5. Seller:

                6. Purchase Date:

                7. Purchase Price:

                8. Contractual Currency:

                [9. Repurchase Date]:

                [9. Terminable on demand]:*

                10. Pricing Rate:

                11. Price Differential to be calculated on a [360/365]* tax year basis:

                12. Percentage for calculating Buyer's Margin Amount:

                13. Percentage for calculating Seller's Margin Amount:

------------------
*Delete as appropriate

                 14. Buyer's Bank Account[s] Details:

                 15. Seller's Bank Account[s] Details:

                 [16. Additional Terms]:



                  Yours faithfully,

             Names and Addresses for Communications Between Parties

1.     Party A

CS FIRST BOSTON (HONG KONG) LIMITED
One Exchange Square
9th Floor
HONG KONG

Attn:  Terrence Clarke
       Tel: (852) 847-0553
       Fax: (852) 537-8159




2.     Party B

Lennar Financial Services, Inc.
730 N.W. 107th Avenue
4th Floor
Miami, Florida  33172

Attn:  Janice Munoz, Vice President and Treasurer
       Tel: (305) 229-6504
       Fax: (305) 229-6657

                                    ANNEX IV
           Name and Address of Party A's Agent for Service of Process

                                     ANNEX V
           Name and Address of Party B's Agent for Service of Process

       June 13, 1996

       CS First Boston Corporation
       55 East 52 Street
       New York, NY 10055

       ATTENTION: Wendy Sanfilippo, Credit Department

       Dear Sirs:

       LENNAR CORPORATION ("Guarantor") hereby unconditionally guarantees the full, complete, and prompt payment and performance by LENNAR FINANCIAL SERVICES, INC., LENNAR MBS, INC., LENNAR SECURITIES HOLDINGS, INC. AND LFS ASSET CORP. ("Obligors") of any and all liabilities, obligations, and undertakings now or hereafter owing by Obligor (the "Guaranteed Obligations") to CS First Boston Corporation ("CS First Boston"), or any of CS First Boston's affiliates or subsidiaries (collectively, the "Beneficiary"). Guarantor hereby agrees that if Obligor shall fail at any time to make due and punctual payment to any beneficiary of any Guaranteed Obligation then due and payable by Obligor to such beneficiary, Guarantor will forthwith pay such amount, without demand therefor.

       Guarantor hereby waives any requirement that any beneficiary take legal action against Obligor before enforcing this guarantee; agrees that its obligation hereunder shall be unconditional, irrespective of the validity, regularity, or enforceability of the Guaranteed Obligations; waives diligence, presentment, demand of payment or notice of any kind whatsoever; waives filing of claims with any court in case of the insolvency, reorganization, or bankruptcy of the Obligor; waives any fact, event, or circumstance which might otherwise constitute a legal or equitable defense to or discharge of a guarantor; covenants that this guarantee will not be discharged except by full, complete, and final payment to beneficiary of the Guaranteed Obligations; and agrees that this guarantee shall continue to be effective or be reinstated (as the case may be) if at any time all or any part of any payment, or interest thereon, by Obligor is avoided or must otherwise be restored by beneficiary.

       This guarantee is a continuing guarantee on the part of Guarantor, which shall be governed by the laws of the State of New York without giving effect to the conflict of law principles there of and shall remain effective until written notice of termination is delivered to CS First Boston's offices at the above address; provided, however, that notwithstanding notice of termination, this guarantee shall remain effective with respect to all obligations of Obligor incurred prior to CS First Boston's receipt of such notice. Guarantor agrees to pay, on demand, all out-of-pocket expenses (including legal fees and disbursements) incurred by beneficiary by reason of the enforcement and protection of its rights hereunder.

       LENNAR CORPORATION                     Attest:/s/ [ILLEGIBLE]
       -------------------------------               --------------------------
                                              Asst. Secretary
        By /s/ Allan J. Pekor                 Dated: June 13,1996
        Name: Allan J. Pekor
        (Corporate seal)
        Title: Financial Vice President                         (Corporate seal)